Exhibit A-6

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I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “APW SUPERMARKET CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 1986, AT 12:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1986, AT 10 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF MAY, A.D. 1999, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF JANUARY, A.D. 2003, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “APW SUPERMARKET CORPORATION”.

2108804 8100H	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8418700
101175292	DATE: 12-10-10

You may verify this certificate online

at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

APW SUPERMARKET CORPORATION

I, the undersigned, being the sole incorporator of APW Supermarket Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DO HEREBY CERTIFY:

FIRST: That Article FOURTH of the Certificate of Incorporation be, and it hereby is, amended to read as set forth in Exhibit A attached hereto.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law or the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 26th day of November, 1986.

/s/ Deborah M. Reush
Deborah M. Reush

EXHIBIT A

RESOLVED, That Article FOURTH of this corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is two hundred thousand (200,000) shares, consisting of:

(1) one hundred thousand (100,000) shares of Class A Common Stock, each having a par value of $.01 per share; and

(2) one hundred thousand (100,000) shares of Class B Common Stock, each having a par value of $.01 per share.

The voting powers, preferences and privileges of the shares of each class of the corporation are as follows:

(3) Class A Common Stock. Shares of Class A Common Stock are not redeemable, and holders of Class A Common Stock are entitled:

(a) to receive (ratably on a share-for-share basis with the holders of Class B Common Stock) such dividends as are declared from time to time by the Board of Directors;

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(b) to one vote for each share on all matters voted upon by stockholders, voting as a separate class on all matters voted .upon by the stockholders of the corporation; and

(c) in the event of liquidation, dissolution or winding up the corporation, to share ratably with the holders of Class B Common Stock in all assets remaining after payment of prior claims.

(4) Class B Common Stock. Shares of Class B Common Stock are not redeemable, and holders of Class B Common Stock shall have the same rights, share-for-share, as holders of Class A Common Stock, including rights to participate ratably on a share-for-share basis with the holders of Class A Common Stock in dividends and distributions of assets; provided that:

(a) Voting Rights. Except as otherwise required by law, the holders of Class B Common Stock shall have no right to vote on any matters voted on by the stockholders of the corporation (including, without limitation, the election and removal of directors of the corporation) and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matter.”

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CERTIFICATE OF INCORPORATION

of

APW SUPERMARKET CORPORATION

FIRST: The name of the Corporation is APW Supermarket Corporation (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000 shares of Common Stock, each having a par value of one penny ($.01).

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Deborah M. Reusch	P.O. Box 636
Wilmington, Delaware 19899

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Subsection (4) to Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any

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receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of November, 1986.

/s/ Deborah M. Reusch
Deborah M. Reusch
Sole Incorporator

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CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

APW SUPERMARKET CORPORATION

The Board of Directors of:

APW SUPERMARKET CORPORATION

a Corporation of the State of Delaware, on this 30th day of April , A.D. 1999, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

APW SUPERMARKET CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Robert G. Ulrich                , this                 30th             day of April             A.D. 1999.

Authorized Officer

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 05/06/1999

      991179422—2108804

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 01/09/2003

030016222 - 2108804

CERTIFICATE OF CHANGE

OF

REGISTERED OFFICE/AGENT

OF

APW SUPERMARKET CORPORATION

APW SUPERMARKET CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is: APW SUPERMARKET CORPORATION

TWO:	That a meeting of the Board of Directors of APW SUPERMARKET CORPORATION, said change was duly adopted in accordance with the provisions of Sections 133 and 102 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed change of the Certificate of Incorporation of said corporation, declaring said change to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed change is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be change by changing the present registered agent/office by changing article TWO as follows:

From

TWO: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Ste 400, Wilmington, DE 19808 and its registered agent at such address is: CORPORATION SERVICE COMPANY

To

TWO: Its registered office in the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, DE 19901 and its registered agent at such address is: XL CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jose Mojica its President 18th day of December, 2002

By:	JOSE MOJICA
Jose Mojica
President